Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUIRED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT), AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFERS AND OTHER AGREEMENTS SET FORTH IN THE STOCKHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

OF

ENERGY & EXPLORATION PARTNERS, INC.

THIS CERTIFIES THAT, in consideration for the purchase of Notes from Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), pursuant to the Note Purchase Agreement, [•], a [Delaware limited liability company], is entitled, at any time prior to the “Expiration Date” (as hereinafter defined), to purchase from the Company up to [•] Shares of Series A Preferred Stock (as defined herein) (subject to adjustment as provided herein), in whole or in part, at the exercise price of $0.01 per share (the “Exercise Price”), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below. All capitalized terms given the meanings ascribed to such terms in the Note Purchase Agreement shall have the meanings ascribed to such terms in the Note Purchase Agreement as of the Closing Date and shall retain such meanings following the expiration or termination of the Note Purchase Agreement.

“Additional Shares” means all Shares of Series A Preferred Stock issued by the Company after the Closing Date.

“Affiliate” has the meaning set forth in the Note Purchase Agreement.

“Board” means the board of directors of the Company.

“Business Day” has the meaning set forth in the Note Purchase Agreement.

“Bylaws” means the Bylaws of the Company as in effect on the Closing Date, as amended from time to time thereafter.

“Certificate of Designations” means the Certificate of Designations of Series A Mandatorily Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on April [•], 2013.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as modified by the Certificate of Designations and the Certificate of Designations of Series B Mandatorily Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on April [•], 2013, as further amended or restated in accordance with applicable law and the Certificate of Designations.

“Closing Date” means April [•], 2013.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the opening paragraph of this Warrant.

“Competitor” means any Person engaged, directly or through subsidiaries or other Affiliates, in the operation of an oil and gas exploration and production business in the Eagle Ford and Woodbine formations.

“Conversion Right” has the meaning set forth in Section 2.1(c)(i) of this Warrant.

“Convertible Securities” means any security convertible into either Shares or an Option to purchase or acquire Shares.

“Conversion Shares” has the meaning set forth in Section 2.1(c)(i) of this Warrant.

“Current Market Price” means, in respect of any Shares on any date herein specified:

(i) if there shall not then be a public market for the Shares, the current market value of such Shares (determined without giving effect to any discount for a minority interest or lack of liquidity of the Shares) as of the last day of the most recent fiscal month prior to such date specified, based on (x) the most recent actual cash transaction within the three (3) months prior to such date specified whereby the Company sells Shares (or equivalents) pursuant to an arm’s length transaction to one or more unaffiliated purchasers for cash, and if such a cash price is not available, then (y) the equity value of the Company, as determined in good faith by the Board, and, upon Holder’s request, confirmed in writing by an Independent Financial Expert, divided by the number of Fully Diluted Outstanding Shares; or

(ii) if there shall then be a public market for the Shares, the average of the daily market prices for the thirty (30) consecutive Business Days commencing ten (10) Business Days before such date or, at the time of an initial public offering of the Company’s Shares, the initial public offering price. The daily market price for each such

Business Day shall be (v) the last sale price on such date on the principal exchange when such Shares are then listed or admitted to trading, (w) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (x) if the Shares are not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (y) if neither such entity at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (z) if there is no such firm, as furnished by any member of FINRA selected mutually by the Holder and the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” has the meaning set forth in the opening paragraph of this Warrant and as adjusted as provided herein.

“Expiration Date” means April [•], 2023.

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any successor corporation thereto.

“Fully Diluted Outstanding” means, when used with reference to Shares, at any date when the number of Shares is to be determined, all Shares outstanding at such date (including all Warrant Shares and Series B Warrant Shares outstanding on such date), all Shares issuable upon the exercise of Warrants and Series B Warrants outstanding on such date, and all Shares issuable upon the exercise or conversion of (i) any Options or (ii) any Convertible Securities outstanding on such date.

“Holder” means the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

“Independent Financial Expert” means an investment banking firm of national standing reasonably acceptable to the Company and the Holders. The Company shall retain, at its sole cost, all such Independent Financial Experts as may be necessary pursuant to the terms of this Warrant. Any determination as to the reasonableness of a request to retain an Independent Financial Expert shall be in the sole discretion of Holder.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of April [•], 2013, by and among Energy & Exploration Partners, Inc., as Issuer, Cortland Capital Market Services LLC, as administrative agent for the Holders and the Holders named therein, as such agreement is in effect as of the date hereof.

“Notes” has the meaning ascribed to such term in the Note Purchase Agreement.

“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Shares, Convertible Securities or other equity interests in the Company.

“Permitted Selling Stockholder” means each Person who may elect to include shares of Registrable Common Stock in a registration statement for a Qualified Initial Public Offering of Shares pursuant to the terms of the Registration Rights Agreement, to the extent of the number of shares of Registrable Common Stock that such Person is entitled to include in any such registration statement pursuant to the Registration Rights Agreement.

“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.

“Qualified Initial Public Offering” means a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act that results in (i) aggregate gross cash proceeds to the Company and the Permitted Selling Stockholders of at least $100 million (before underwriting discounts and commissions and offering expenses) and (ii) no more than 50% of the Fully Diluted Outstanding capital stock of the Company being held by Persons who were not stockholders or warrantholders of the Company immediately prior to the public offering; provided, that for purposes of this clause (ii), any shares of Registrable Common Stock sold in the public offering by Permitted Selling Stockholders shall be deemed to be held after the public offering by persons who were stockholders or warrantholders of the Company immediately prior to the public offering.

“Registrable Common Stock” has the meaning ascribed to such term in the Registration Rights Agreement.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of April [•], 2013 among the Company and the other parties thereto, as the same shall be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Series A Mandatorily Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Series B Preferred Stock” means the Series B Mandatorily Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Series B Warrants” means warrants issued pursuant to the Note Purchase Agreement and exercisable for an aggregate of up to [•] Shares of Series B Preferred Stock, and all warrants issued upon permitted Transfer, division or combination of, or in substitution for, any thereof.

“Series B Warrant Shares” means the Shares of Series B Preferred Stock purchased or, as the context requires, that may be purchased upon the exercise of the Series B Warrants.

“Shares” means shares representing capital stock of the Company.

“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement dated as of April [•], 2013 by and among the Company, all of the owners of the capital stock of the Company and all holders of Warrants and Series B Warrants.

“Tax” has the meaning set forth in the Note Purchase Agreement.

“Transfer” means any assignment, sale, transfer, conveyance, pledge, grant of an option or other disposition or act of alienation of any Warrant or Warrant Shares or of any interest in either thereof, whether voluntary or involuntary or by operation of law.

“Warrant Shares” means the Shares purchased or, as the context requires, that may be purchased by Holders upon the exercise of the Warrants.

“Warrants” means this Warrant and other similar warrants issued concurrently pursuant to the Note Purchase Agreement and exercisable for an aggregate of up to [•] Shares of Series A Preferred Stock, any warrants to purchase Shares of Series A Preferred Stock issued upon exchange of Series B Warrants pursuant to the terms of the Series B Warrants and all warrants issued upon permitted Transfer, division or combination of, or in substitution for, any thereof; provided that all Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Shares of Series A Preferred Stock for which they may be exercised.

2. EXERCISE OF WARRANT

2.1. General, Cash Exercise, and Cashless Exercise.

(a) General. At any time on or after the date hereof until 5:00 p.m., New York, New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any portion of the number of Shares of Series A Preferred Stock purchasable hereunder.

(b) Cash Exercise. Holder may exercise this Warrant, in whole or in part, by delivering to the Company, at the Company’s principal offices at the address set forth in Section 17.2(b) or at such other office or agency designated by the Company pursuant to Section 13; the following: (i) a written notice of Holder’s election to exercise this Warrant specifying the number of Shares of Series A Preferred Stock to be purchased, (ii) payment of the aggregate Exercise Price for the Shares of Series A Preferred Stock for which the Warrant is being exercised; and (iii) this Warrant or the evidence and indemnity required by Section 12. Such notice shall be substantially in the form of the Subscription Form attached to this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate reflecting Holder’s ownership of the aggregate number Shares of Series A Preferred Stock issuable upon such exercise, together with cash in lieu of any fraction of a Share of Series A Preferred Stock, as hereinafter provided in Section 2.3. The Company shall update its records to reflect ownership of such Shares of Series A Preferred Stock in the name of Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such Shares of Series A Preferred Stock shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Shares of Series A Preferred Stock for all purposes, as of the date the notice, together with payment of the aggregate Exercise Price and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such Shares of Series A Preferred Stock have been paid. If this Warrant has been exercised in part, the Company shall, at the time of delivery of the certificate representing the Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Shares of Series A Preferred Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Payment of the Exercise Price shall be made at the option of Holder by certified or official bank check or by wire transfer of immediately available funds.

(c) Cashless Exercise.

(i) In lieu of the payment of the Exercise Price, Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into Shares of Series A Preferred Stock as provided for in this Section 2.1(c) (the “Conversion Right”). Upon exercise of the Conversion Right, the Company shall deliver to Holder (without payment by Holder of any of the Exercise Price) that number of Warrant Shares (the “Conversion Shares”) equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price of the Warrant Shares as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price of the Warrant Shares as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one (1) Share of Series A Preferred Stock immediately prior to the exercise of the Conversion Right.

(ii) The Conversion Rights provided under this Section 2.1(c) may be exercised in whole or in part and at any time and from time to time while this Warrant remains outstanding. In order to exercise the Conversion Right, Holder shall surrender to the Company, at the Company’s offices, this Warrant (or the evidence and indemnity required by Section 12) and the Notice of Conversion in the form attached hereto as Exhibit C duly executed. The presentation and surrender shall be deemed a waiver of Holder’s obligation to pay all or any portion of the aggregate purchase price payable for the Warrant Shares as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions. If this Warrant has been exercised in part, the Company shall, at the time of delivery of the acknowledgement reflecting the ownership of the Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Shares of Series A Preferred Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

(d) Conversion Upon Qualified Initial Public Offering. Upon the consummation of a Qualified Initial Public Offering of the Company, the Holder shall be deemed to have exercised this Warrant in full, without payment of the Exercise Price therefor, for a number of Shares of Common Stock equal to (i) the number of Shares of Common Stock into which the Shares of Series A Preferred Stock issuable upon exercise of this Warrant would have been converted upon consummation of the Qualified Initial Public Offering if such Shares of Series A Preferred Stock had been outstanding immediately prior to the consummation of the Qualified Initial Public Offering minus (ii) a number of Shares of Common Stock determined by dividing (A) the aggregate Exercise Price for the Shares of Series A Preferred Stock issuable upon exercise of this Warrant immediately prior to the consummation of the Qualified Initial Public Offering by (B) the public offering price per Share of Common Stock in the Qualified Initial Public Offering. As promptly as practicable after the consummation of the Qualified Initial Public Offering, and in any event within three (3) Business Days thereafter, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate reflecting Holder’s ownership of the aggregate number Shares of Common Stock issuable upon such deemed exercise of this Warrant, together with cash in lieu of any fraction of a Share of Common Stock, as hereinafter provided in Section 2.3. The Company shall update its records to reflect ownership of such Shares of Common Stock in the name of Holder. Such Shares of Common Stock shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such Shares of Common Stock for all purposes, as of the date of the consummation of the Qualified Initial Public Offering.

2.2. Payment of Taxes. The Company shall pay all expenses in connection with, and all transfer, stamp or similar Taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such Tax or charge is imposed by law upon Holder, in which case, Holder shall pay such Taxes or charges. The Company shall not be required to pay any Tax or other charge imposed in connection with any transfer upon exercise of this Warrant resulting in any Warrant Shares being registered in any name other than that of Holder, and in such case, the Company shall not be required to register such Warrant Shares in any name other than Holder until such Tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such Tax or other charge is due.

2.3. Fractional Shares. The Company shall not be required to issue a fractional Share of Series A Preferred Stock of Common Stock upon the exercise of this Warrant. As to any fraction of a Share which the Holder would otherwise be entitled to receive upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per Share of Series A Preferred Stock or Common Stock on the date of exercise, which Current Market Price per Share, in the case of the exercise of this Warrant pursuant to Section 2.1(d), shall be the public offering price per Share of Common Stock in the Qualified Initial Public Offering.

3. TRANSFER, DIVISION AND COMBINATION

3.1. Transfer.

(a) Transfer Generally. Subject to the terms and conditions hereof, including paragraph (b) of this Section 3.1 and Section 16, and compliance with all applicable securities laws, Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 17.2(b) or the office or agency designated by the Company pursuant to Section 13, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney. Upon such surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with any restrictions on Transfer, may be exercised by a new Holder for the purchase of Series A Preferred Stock without having a new Warrant issued.

(b) Restrictions on Transfer. This Warrant may be Transferred to any Person; provided, however, that no Transfer of this Warrant or any rights hereunder, in whole or in part, shall be made to any Competitor without the prior written consent of the Company, which consent may be granted or withheld in the reasonable discretion of the Company.

3.2. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1, as to any Transfer that may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3. Expenses. The Company shall prepare, issue and deliver at its own cost and expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of Transfer of the Warrants.

4. ADJUSTMENTS. The number of Series A Preferred Stock for which this Warrant is exercisable, and the Exercise Price, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below, which requires an adjustment pursuant to this Section 4 promptly after the occurrence of such event.

4.1. Distributions, Subdivisions and Combinations. If, at any time, the Company:

(a) takes a record of holders of Shares of Series A Preferred Stock for the purpose of entitling them to receive a distribution payable in, or other distribution of, Shares of Series A Preferred Stock;

(b) subdivides its outstanding Shares of Series A Preferred Stock into a larger number of Shares of Series A Preferred Stock; or

(c) combines its outstanding Shares of Series A Preferred Stock into a smaller number of Shares of Series A Preferred Stock;

then (i) the number of Shares of Series A Preferred Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares of Series A Preferred Stock that a record holder of the same number of Series A Preferred Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of Series A Preferred Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Series A Preferred Stock for which this Warrant is exercisable immediately after such adjustment.

4.2. Certain Other Distributions. If at any time the Company takes a record of holders of Shares of Series A Preferred Stock for the purpose of entitling them to receive any distribution of:

(a) any evidences of its indebtedness, any assets or property, or any other securities of any nature whatsoever (other than Additional Shares),

(b) any Options to subscribe for or purchase any evidences of its indebtedness, any assets or property, or any other securities of any nature whatsoever (other than Additional Shares), or

(c) any Convertible Securities, warrants or other rights to subscribe for Series A Preferred Stock,

then (i) the number of Shares of Series A Preferred Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of Shares of Series A Preferred Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per Share at the date of taking such record and (B) the denominator of which shall be such Current Market Price per Share of Series A Preferred Stock plus the amount of consideration, if any, paid by the holder of one Share of Series A Preferred Stock for such indebtedness, assets, Shares, other securities or property or warrants or other subscription or purchase rights so distributable, minus the amount allocable to one Share of Series A Preferred Stock of the fair value (as determined in good faith by the Board and supported by an opinion from an Independent Financial Expert) of any and all such evidences of indebtedness, assets, Shares, other securities or property or warrants or other subscription or purchase rights so distributable; provided that in the event that the denominator is calculated to be less than 0.01, the denominator shall be deemed to be 0.01 for purposes of this Section 4.2, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of Shares of Series A Preferred Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Shares of Series A Preferred Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of Shares of Series A Preferred Stock into Shares of any other class of equity shall be deemed a distribution by the Company to holders of its Shares of such Shares or Shares of such other class of equity within the meaning of this Section 4.2 and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Shares within the meaning of Section 4.1.

4.3. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to making adjustments to the number of Shares of Series A Preferred Stock for which this Warrant is exercisable and the Exercise Price provided for in this Section 4:

(a) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(b) Timing of Issuance of Additional Shares Upon Adjustments. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Company, upon exercise of this Warrant after such record date and before the occurrence of such event, may defer until the occurrence of such event issuing to Holder the Shares of Series A Preferred Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the Shares of Series A Preferred Stock issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company shall, upon request of Holder, deliver to Holder an appropriate instrument evidencing Holder’s right to receive such Shares or other property upon the occurrence of the event requiring such adjustment.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Shares shall be taken into account to the nearest 1/10th of a Share.

(d) When Adjustment Not Required. If the Company takes a record of holders of Shares of Series A Preferred Stock for the purpose of entitling them to receive a distribution of Shares of Series A Preferred Stock or other property for which an adjustment is required under this Section 4 and, thereafter and before the distribution to holders thereof, legally abandons its plan to pay or deliver such distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e) Challenge to Good Faith Determination. Whenever the Board is required to make a determination in good faith of the fair market value of any item under this Section 4, Holder may challenge such determination in good faith, and an Independent Financial Expert shall resolve any such dispute.

(f) No Adjustment of Exercise Price Below Par Value. Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted to an amount less than the per share par value of the Series A Preferred Stock.

4.4. Reclassification or Merger. In case of any reclassification or change of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the surviving entity and which does not result in any reclassification or change of the Series A Preferred Stock), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total Exercise Price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares of Series A Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger, consolidation or sale by a holder of the number of Shares of Series A Preferred Stock then purchasable under this Warrant, or if no Shares of Series A Preferred Stock are then outstanding, by a holder of the number of Shares of Common Stock into which the number Shares of Series A Preferred Stock then purchasable under this Warrant would then be convertible. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, changes, mergers, consolidations and sales.

4.5. Antidilution Rights with Respect to Series A Preferred Stock. The antidilution rights applicable to conversion of Shares of Series A Preferred Stock are set forth in the Certificate of Incorporation, it being understood and agreed that, in addition to any other adjustment required hereunder, the Holder of this Warrant is entitled to all antidilution adjustment with respect to the Series A Preferred Stock required pursuant to the Certificate of Incorporation in connection with any particular event occurring after the date hereof whether or not this Warrant has not been exercised.

4.6. Preemptive Rights. The Holder shall be entitled to the preemptive rights provided in Section 11 of the Stockholders Agreement.

5. NOTICES TO WARRANT HOLDERS

5.1. Notice of Adjustments. Whenever the number of Shares of Series A Preferred Stock for which this Warrant is exercisable, or whenever the price at which such Shares of Series A Preferred Stock may be purchased upon exercise of the Warrants, is adjusted pursuant to Section 4, the Company shall prepare a certificate to be executed by the Board, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, Shares or stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of Shares of Series A Preferred Stock for which this Warrant is exercisable and describing the number and kind of any other Shares or other property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 17.2. The Company shall keep at its office or agency designated pursuant to Section 13 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder

5.2. Notice of Company Action. If at any time:

(a) the Company takes a record of holders of Shares for the purpose of entitling them to receive a distribution of any type, including cash, property, or any right to subscribe for or purchase any evidences of its indebtedness, any Shares of any class or series or any other securities or property, or to receive any other right; or

(b) there is any proposed capital reorganization of the Company, any reclassification or recapitalization of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another Person; or

(c) there is a proposed voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder: (i) at least twenty (20) Business Days’ prior written notice of the date on which a record date shall be selected for such distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) if any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up occurs, at least twenty (20) Business Days’ prior written notice of the date when the same shall take place. Such notice also shall specify, as applicable: (i) the date on which any such record is to be taken for the purpose of such distribution or right, the date on which holders of Shares shall be entitled to any such distribution or right, and the amount and character thereof and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be deemed sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17.2.

6. NO IMPAIRMENT. The Company shall not, and will not permit or cause any of its subsidiaries to, by any action, including, without limitation, through any amendment to its Certificate of Incorporation, the Bylaws, the Stockholders Agreement, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair or diminish the value of this Warrant, but will at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue Series A Preferred Stock upon the exercise of this Warrant, and (b) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

7. RESERVATION AND AUTHORIZATION OF SHARES. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Shares of Series A Preferred Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All Shares of Series A Preferred Stock, when issued upon exercise of this Warrant and payment therefor in accordance with the terms of this Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action that would result in an adjustment in the number of Shares of Series A Preferred Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any Shares of Series A Preferred Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law before such Shares of Series A Preferred Stock may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such Shares of Series A Preferred Stock to be duly registered or qualified. The Company agrees that it will not reduce the par value of the Series A Preferred Stock

8. TAKING OF RECORD; SHARES AND WARRANT TRANSFER BOOKS. In the case of all distributions by the Company to holders of Shares of Series A Preferred Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9. TAX MATTERS.

9.1. Tax Status. The Company will maintain its status as an entity classified as a corporation for U.S. federal income Tax purposes.

9.2. Treatment of Warrant. The Company and the Holder intend to treat the Warrants as Shares of Series A Preferred Stock and the exercise of the Warrant for Shares of Series A Preferred Stock as a nonevent for U.S. federal and applicable state and local Tax purposes.

9.3. Withholding. If the Company determines that U.S. federal withholding of Tax with respect to the Warrants or the Warrant Shares held by any Holder is necessary, the Company shall use commercially reasonable efforts to notify such Holder reasonably in advance of such withholding, and provide such Holder with a reasonable opportunity to establish an exemption or other basis for reducing or eliminating such U.S. federal withholding Tax. The Company shall cooperate with each Holder, and shall use commercially reasonable efforts to provide each Holder with information that any such Holder may request, in connection with such Holder’s Tax reporting and U.S. federal withholding Tax obligations relating to the Warrants and the Warrant Shares, including, with respect to each distribution payable on the Warrant Shares (whether in cash or in kind) or deemed distributed on the Warrant or Warrant Shares, providing such Holder with a contemporaneous reasonable estimate as to the amount of any such dividend that is expected to be treated as a dividend pursuant to section 301(c)(1) of the Code.

10. RESTRICTIONS; RESTRICTIVE LEGEND. Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale as imposed by federal and state securities laws and the terms and conditions of this Warrant. Each Share certificate, if any, representing Warrant Shares shall bear the following legends:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL

REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUIRED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF APRIL [•], 2013 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

11. SUPPLYING INFORMATION. The Company shall cooperate with each Holder of a Warrant and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale or transfer of any Warrant or Warrant Shares.

12. LOSS OR MUTILATION. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Warrant has a minimum net worth of at least fifty million dollars ($50,000,000), such Holder’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Warrant, dated the date of the original Warrant.

13. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

14. LIMITATION OF LIABILITY; NO RIGHTS AS A SHAREHOLDER. No provision hereof, in the absence of affirmative action by Holder to purchase Shares, and no enumeration of the rights or privileges of Holder contained herein, shall give rise to any liability of Holder for the purchase price of any Shares or as a holder of Shares of the Company, whether such liability is asserted by the Company or by creditors of Company. Except as provided for in Certificate of Incorporation and the Stockholders Agreement, this Warrant does not entitle the Holder to any rights as a stockholder of the Company prior to the exercise hereof.

15. SECURITIES ACT MATTERS.

15.1. Representations, Warranties and Covenants of Holder. Holder hereby represents and warrants to, and acknowledges to, and agrees with, the Company as of the date hereof and as of the date of any exercise hereof that:

(a) it is acquiring the Warrant and, upon exercise of the Warrant, the Warrant Shares, for its own account, without a view to the distribution thereof, except for Holder’s right to Transfer the Warrant Shares in compliance with applicable Securities Laws.

(b) it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(c) (i) this Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws, in reliance on the non-public offering exemption contained in Section 4(2) of the Securities Act and Regulation D thereunder and, as such, the Warrant and the Warrant Shares are “restricted securities” under the Securities Act; (ii) because this Warrant and the Warrant Shares are not so registered, it must bear the economic risk of holding this Warrant and the Warrant Shares for an indefinite period of time unless this Warrant and/or the Warrant Shares are subsequently registered under the Securities Act or an exemption from such registration is available with respect thereto; (iii) it is familiar with Rule 144 under the Securities Act and the restrictions on resale thereunder; and (iv) there is no trading market for this Warrant or the Warrant Shares and there is no expectation that such market will exist in the future.

(d) it will not assign or transfer this Warrant or the Warrant Shares except in accordance and in compliance with the requirements of the Securities Act, as then in effect.

(e) (i) it has had ready access to any and all documents which it deems relevant to the acquisition of this Warrant and the Warrant Shares; (ii) the Company has made available to it, during the course of the transaction and prior to the issuance of the Warrant Shares, the opportunity to ask questions of, and receive answers from, the Company and its officers concerning the Company, and to obtain any additional information, to the extent the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of information contained in the written materials delivered to it by the Company and concerning the Company; and (iii) it has reviewed or had the opportunity to review all such documents or information referred to above.

15.2. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, Holder as of the date hereof and as of the date of any exercise hereof that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has the corporate power and authority to, (i) execute, issue, and deliver this Warrant, (ii) issue and deliver the Shares issuable upon exercise of this Warrant and (iii) perform any other obligations under this Warrant.

(c) The Warrant has been duly authorized and validly issued and is not subject to any preemptive rights and is a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

(d) The Warrant Shares issuable upon exercise of this Warrant have been duly authorized, reserved for issuing and, when and if issued upon such exercise in accordance with this Warrant, will be validly issued, fully paid and nonassessable.

(e) The issuance of the Warrant does not, and the issuance of the Warrant Shares upon exercise of the Warrant will not, conflict with (i) the Company’s Certificate of Incorporation, (ii) the Bylaws, (iii) the Stockholders Agreement (iv) any other agreement between the Company and its shareholders or (iv) any applicable laws. The issuance of the Warrant is not, and the issuance of the Warrant Shares upon exercise of the Warrant will not be, subject to any preemptive rights under (i) the Company’s Certificate of Incorporation, (ii) the Bylaws, (iii) the Stockholders Agreement, (iv) any other agreement between the Company and its shareholders or (v) any applicable laws.

(f) Assuming the truth and accuracy of Holder’s representations and warranties contained in Section 15.1, the issuance of this Warrant and the issuance of Warrant Shares pursuant to this Warrant are exempt from the registration and prospectus delivery requirements of the Securities Act.

(g) The Company agrees that neither it nor any Person acting on its behalf has offered or will offer this Warrant or the Warrant Shares or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of this Warrant or the Warrant Shares hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.

16. STOCKHOLDERS AGREEMENT. Upon issuance of this Warrant to Holder, and as a condition to such issuance, Holder is executing and becoming a party to the Stockholders Agreement, as provided in the Stockholders Agreement. It shall be a condition to any Transfer of this Warrant or any rights hereunder, in whole or in part, that the transferee become a party to the Stockholders Agreement as provided in the Stockholders Agreement.

17. MISCELLANEOUS

17.1. Nonwaiver and Expenses. If either party fails to comply with any provision of this Warrant, it shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the other party in enforcing any of its rights, powers, or remedies hereunder. No course of dealing or any delay or failure to exercise any right hereunder on the part of a party shall operate as a waiver of such right or otherwise prejudice its rights, powers, or remedies.

17.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery, or other communication to be made pursuant to the provisions of this Warrant shall be deemed sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

(a) If to any Holder or holder of Warrant Shares, at its last known address appearing on the books of the Company maintained for such purpose.

(b) If to the Company at:

Energy & Exploration Partners, Inc.

Attn: General Counsel

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, Texas 76102

Facsimile: 817-533-9840

or at such address as may be substituted by notice given as herein provided. The party entitled to receive any notice required hereunder may waive such notice in writing. Every notice, demand, request, consent, approval, declaration, delivery, or other communication hereunder shall be deemed to have been duly given or served on the earlier of (i) the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or (ii) in the case of any notice delivered pursuant to Section 2, three (3) Business Days after the same shall have been deposited in the United States mail. Notice by electronic mail shall not constitute effective notice hereunder.

17.3. Successors and Assigns. Subject to the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of Holder. Subject to Section 3.1(b), this Warrant and all rights evidenced hereby may be transferred by Holder to any Person in accordance with the terms of hereof and law, including without limitation, the Securities Act.

17.4. Remedies. Each Holder of a Warrant or holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 2, Section 4.4 or Section 5 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of Section 2, Section 4.4 or Section 5 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

17.5. Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the prior written consent of the Company and Holder.

17.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

17.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

17.8. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

17.9. VENUE; JURY WAIVER. THE PARTIES HERETO CONSENT TO THE EXERCISE OF EXCLUSIVE JURISDICTION IN PERSONAM, FORUM AND VENUE BY THE COURTS OF NEW YORK, NEW YORK FOR ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17.10. Facsimile Signature. The signature on this Warrant may be by facsimile, with original signature page to be substituted therefor.

17.11. Non-Survival. The parties hereby agree that all the provisions of this Warrant shall terminate and be of no further force or effect on the exercise in full of this Warrant except that the provisions of Section 9.3 shall survive the exercise of this Warrant until the consummation of a Qualified Initial Public Offering.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Company and Holder have caused this Warrant to be duly executed by its authorized officer as of the date first above written.

COMPANY:

ENERGY & EXPLORATION PARTNERS, INC.

By:
Name:
Title:

SIGNATURE PAGE

TO SERIES A WARRANT

HOLDER:

[•]

By:
Name:
Title:

SIGNATURE PAGE

TO SERIES A WARRANT

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of                      Shares of Series A Preferred Stock of Energy & Exploration Partners, Inc., a Delaware corporation, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the Warrant and requests that certificates for the Shares of Series A Preferred Stock hereby purchased (and any securities or property issuable upon such exercise) to be issued in the name of the undersigned and delivered to the undersigned as follows:

Name	Address

Solely with respect to the Shares of Series A Preferred Stock being purchased pursuant to this Subscription Form, the representations and warranties of the Holder contained in Section 15 of the Warrant are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Company has expressly consented in writing to the contrary.

The undersigned acknowledges that, if certificated, each certificate for Shares of Series A Preferred Stock issued upon exercise of the Warrant shall bear a legend to the effect that such Shares of Series A Preferred Stock may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate for Shares of Series A Preferred Stock transferred shall bear such a legend unless, in the opinion of counsel for the Company, such legend is not required.

If the exercise of the Warrant pursuant hereto shall not be for all the Shares of Series A Preferred Stock purchasable under this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance thereof.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the names as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT A

ACKNOWLEDGEMENT TO SUBSCRIPTION FORM

Solely with respect to the Shares of Series A Preferred Stock being purchased pursuant to this Subscription Form, the representations and warranties of the Company contained in Section 15 of the Warrant are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date. The Company acknowledges that the purchase of Shares of Series A Preferred Stock and the exercise of the Holder’s rights pursuant to this Subscription Form are not subject to the Company’s delivery of this acknowledgment.

COMPANY:

ENERGY & EXPLORATION PARTNERS, INC.

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares of Series A Preferred Stock set forth below:

Name and Address of Assignee	Number of Shares of Series A Preferred Stock

If the number of Shares of Series A Preferred Stock is not all of the Shares of Series A Preferred Stock issuable upon exercise of this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned with respect to the balance remaining of the Shares of Series A Preferred Stock issuable upon exercise of this Warrant.

Dated:	Print Name:
Signature:
Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

EXHIBIT C

NOTICE OF CONVERSION

(To be executed upon conversion of the attached Warrant)

The undersigned registered owner irrevocably elects to exercise this Warrant for the purchase of          Shares of Series A Preferred Stock of Energy & Exploration Partners, Inc., a Delaware corporation, pursuant to the cashless exercise provisions of Section 2.1(c) of the Warrant, and requests that the Company execute or cause to be executed a certificate or certificates reflecting the undersigned’s ownership of the Shares of Series A Preferred Stock issuable upon such exercise (and any securities or other property issuable upon such exercise) and deliver or cause to be delivered to the undersigned such certificate or certificates as follows:

Name	Address

The undersigned acknowledges that each certificate, if any, for Shares of Series A Preferred Stock issued upon exercise of this Warrant shall bear a legend to the effect that such Shares of Series A Preferred Stock may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate, if any, for Shares of Series A Preferred Stock transferred shall also bear such a legend unless, in the opinion of counsel for the Company, such a legend is not required.

Solely with respect to the Shares of Series A Preferred Stock being received pursuant to this Notice of Conversion, the representations and warranties of the Holder contained in Section 15.1 of the Warrant are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Company has expressly consented in writing to the contrary.

If the exercise of the Warrant pursuant hereto shall not be for all of the Shares of Series A Preferred Stock issuable under the Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the names as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C